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EXHIBIT 10.5





                              ENERGY PARTNERS, LTD.


                2000 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


                              [GRANT DATE]  GRANT




   NAME              NUMBER  OF      EXERCISE PRICE          EXPIRATION
                      SHARES           PER SHARE                DATE

[DIRECTOR NAME]       4,000         [PRICE PER SHARE]     [EXPIRATION DATE]

         This Agreement confirms the award of a stock option to you by Energy Partners, Ltd. (the "Company") under the Company's 2000 Stock Option Plan for Non-Employee Directors (the "Plan"), to purchase 4,000 shares of the Company's Common Stock at the exercise price of $______ per share, upon the terms and conditions outlined below and the terms and conditions of the Plan (this "Option). A copy of the Plan has been delivered to you and is available upon request.

         This Option is awarded as a nonqualified stock option and is not an incentive stock option pursuant to Section 422 of the Internal Revenue Code of 1986, as amended. The terms used in this Agreement shall have the same meaning as in the Plan, unless the context requires otherwise.

      A summary of the terms and conditions of this Option follows:

1.    DATE OF GRANT



2.    OPTION PERIOD

      Your right to exercise this Option shall continue in effect through the ten (10) year anniversary date of the Date of Grant (the "Expiration Date"), subject to earlier termination due to your ceasing to be a director of the Company, as outlined in Paragraph 7 of this Agreement.



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3.    VESTING AND EXERCISE

      This Option is fully vested and immediately exercisable upon the Date of Grant with respect to all of the shares covered by this Option.

4.    NOTICE OF EXERCISE

      Exercise of this Option shall be by written notice delivered or mailed to the Corporate Secretary of the Company at its executive offices presently at 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170. This Option may not be exercised as to less than 100 shares at any one time unless the remaining shares then exercisable under this Option total less than 100 shares.

5.    DATE OF EXERCISE

      The Date of Exercise of this Option shall be the date that the Notice of Exercise, accompanied by payment of the Purchase Price, as set forth in Paragraph 6, are received by the Company.

6.    PAYMENT OF PURCHASE PRICE

      Each Notice of Exercise shall be accompanied by a check payable to the order of the Company ("Cash Payment") in the amount of the number of shares to be purchased under this Option multiplied by the Exercise Price per share of this Option (the "Purchase Price").

      The Purchase Price may also be paid as follows:

      a) IN KIND EXERCISE -- In lieu of part, or all, of a Cash Payment, the Purchase Price may be paid in shares of the Company's Common Stock owned by you for at least 6 months, having a fair market value (determined in accordance with the Plan) as of the Date of Exercise equal to the Purchase Price. Procedures for `In Kind' Exercise will be specified by the Company from time to time and available upon request of any optionee.

      b) CASHLESS EXERCISE -- In lieu of part or all of a Cash Payment, you may deliver a properly executed Notice of Exercise, together with irrevocable instructions to a broker that the broker properly deliver to the Company the total Purchase Price. Procedures for "Cashless Exercise" will be specified by the Company from time to time and will be available upon request of any optionee.

7.    EXERCISE AFTER CESSATION OF SERVICE

      a) If you cease to be a director of the Company for any reason, this Option may be exercised for a period of up to 36 months following the date of your cessation of service as a director, but in no event beyond the Expiration Date.



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      b)   If you cease to be a director as a result of your death, this
           Option may be exercised by the beneficiary designated by you in a writing filed with the Company or, if no such designation is made, by the person or persons to whom your rights have passed by will or applicable law.

      c) If you become disabled, this Option may be exercised by your legal representative.

8.    NON-TRANSFERABLE

      This Option shall not be transferable or assignable by you, other than as provided in Paragraph 7(b) of this Agreement.

9.    RIGHTS AS SHAREHOLDER

      You shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company with respect to the shares covered by this Option until you exercise this Option. No adjustments shall be made for splits, dividends or distributions or other rights for which the record date is prior to the date on which the shares covered by this Option are actually issued to you. Certificates evidencing shares acquired by you pursuant to this Option will be forwarded to you by the Company's Transfer Agent as soon as reasonably practicable after your exercise of this Option.

10.   MISCELLANEOUS

      This Agreement (a) shall be binding upon and inure to the benefit of any successor of the Company; (b) shall be governed by the laws of the State of Delaware, and any applicable laws of the United States; (c) may not be amended except in writing; (d) shall in no way affect your participation or benefits under any other plan or benefit program maintained or provided by the Company; and (e) shall not be construed as giving you any right to be retained as a director of the Company. This Agreement does not, nor shall it be construed to alter, modify or amend the Plan. In the event of any inconsistency or conflict between any term, condition or provision of this Agreement and of the Plan, the Plan shall control and govern.

11.   COMPLIANCE WITH APPLICABLE LAW

      Notwithstanding anything herein to the contrary, this Option shall not be exercisable and the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares pursuant to the exercise of this Option, if the Company determines that the exercise of such Option or the issuance and delivery of such certificates may be in violation of any law or regulation of any governmental or regulatory authority. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the exercise of this Option and issuance and delivery of such certificates to comply with any such law or regulation.





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                                          ENERGY PARTNERS, LTD.



                                          BY:
                                              -------------------------
                                                RICHARD A. BACHMANN
                                                CHAIRMAN, PRESIDENT AND
                                                CHIEF EXECUTIVE OFFICER


                                          ATTEST:


                                          -------------------
                                                JOHN H. PEPER
                                                CORPORATE SECRETARY

ACCEPTED:



---------------------------------
[DIRECTOR NAME]